SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                          Date of Event Reported: 9/8/98

                          MIDCOAST ENERGY RESOURCES, INC.
                (Exact name of registrant as specified in its charter)


               Nevada                     0-8898              76-0378638
            (State or other             Commission        (I.R.S. Employer
            jurisdiction of            File Number       Identification No.)
            incorporation)

              Suite 2950,  1100 Louisiana Street,  Houston, Texas  77002
                      (address of principal executive offices)  (Zip Code)

          Registrant's telephone number, including area code: 713/650-8900




                  MIDCOAST ENERGY RESOURCES, INC.,  AND SUBSIDIARIES


Item 2.  Acquisition of Assets.

On September 8, 1998-- Midcoast Gas Services, Inc., a wholly owned subsidiary of Midcoast Energy Resources Inc., purchased the Anadarko gas gathering system from El Paso Field Services Company, a business unit of El Paso Energy Corporation. The pipeline system was purchased for cash consideration of $35 million. The acquisition was financed through Midcoast's bank credit facility.

Under the agreement, Midcoast Gas Services, Inc. acquired ownership and operation of the Anadarko gas gathering system located in Beckham and Roger Mills counties, Oklahoma and Hemphill, Roberts and Wheeler counties, Texas effective August 1, 1998. The system is comprised of over 696 miles of primarily 16" and 20" pipeline with an average throughput of 150 Mmcf/day and a total capacity of 345 Mmcf/day. The system gathers gas from approximately 250 wells and includes a 40 Mmcf/day natural gas processing facility, 11 compressor stations with a total of over 14,000 horsepower and interconnections with eight major interstate and intrastate pipeline systems.


Item 7.   Financial Statements and Exhibits

     a) Financial Statements

El Paso Field Services - Anadarko Pipeline System

     Independent Auditor's Report. **

     Historical Summary of Revenue and Direct Operating Expenses for the year ended
     July 31, 1998. *

     Notes  to Historical Summary of Revenue and Direct Operating
          Expenses. **


     Midcoast Energy Resources, Inc.

     Unaudited Pro Forma Statement of Operations for the six months Ended June 30, 1998 and for the Year Ended December
     31, 1997. **

     Unaudited Pro Forma Balance Sheet as of June 30, 1998. **

     Notes to Unaudited Pro Forma Financial Information, **


     b) Exhibits

     2.3 Purchase and Sales Agreement dated July 29, 1998 by and between El Paso Field Services Company and
     Midcoast Gas Services, Inc.

     * An Historical Summary of Revenue and Direct Operating Expenses ("Historical Summary") will be prepared for the purpose of complying with the financial statement requirements of a business acquisition to be filed on Form 8-K as promulgated by Regulation S-X Rule 3-05 and Rule 1-02
     (v) of the Securities Exchange Act of 1934.
     The Historical Summary will be provided as an amendment to this Form 8-K as soon as practicable but in any event no later than 60 days from the date of this filing.

     ** To be filed by amendment within 60 days of this filing.
 .
                                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


MIDCOAST ENERGY RESOURCES, INC.

Date: September 22, 1998          By: /s/  Richard A. Robert
                                           Treasurer
                                           Principal Financial Officer
                                           Principal Accounting Officer